Exhibit 1.1

CORPORATIONS ACT

CONSTITUTION

of

AVITA MEDICAL LIMITED

ACN 058 466 523

TABLE OF CONTENTS

1.	Definitions and interpretation	1

2.	Rights	3

3.	Issue of Shares	3

4.	Commission and brokerage	4

5.	Trusts not recognised	4

6.	Joint holders	4

7.	Share certificates	4

8.	Non-Marketable Parcels	5

9.	General	7

10.	Instalments and amounts which become payable	7

11.	Interest and expenses	8

12.	Recovery of amounts due	8

13.	Differentiation	8

14.	Payment of calls in advance	8

15.	Lien	9

16.	Lien sale	10

17.	Forfeiture notice	10

18.	Forfeiture	11

19.	Liability of former Member	11

20.	Disposal of forfeited Shares	12

21.	General	12

22.	Transfer procedure	13

23.	Right to refuse registration	14

24.	Title on death	15

25.	Entitlement to transmission	15

26.	Consolidation or subdivision	16

Exhibit 1.1

27.	Powers of attorney	16

28.	Convening	16

29.	Notice	17

30.	Business	17

31.	Member	18

32.	Quorum	18

33.	Chairperson	18

34.	General conduct	19

35.	Adjournment	19

36.	Decisions	19

37.	Taking a poll	20

38.	Casting vote of chairperson	20

39.	Offensive material	20

40.	Auditor’s right to be heard	21

41.	Entitlement to vote	21

42.	Unpaid calls	22

43.	Joint holders	22

44.	Objections and Listing Rules	22

45.	Votes by proxy	23

46.	Instrument appointing proxy	23

47.	Proxy in blank	24

48.	Lodgment of proxy	24

49.	Validity	24

50.	Representatives of corporations	25

51.	Number of Directors	25

52.	Qualification	25

53.	Power to remove and appoint	25

Exhibit 1.1

54.	Additional and casual Directors	26

55.	Filling vacated office	26

56.	Retirement by rotation	26

57.	Nomination of Director	27

58.	Vacation of office	27

59.	Remuneration of Non-Executive Directors	28

60.	Remuneration of Executive Directors	29

61.	Benefit to retiring Directors	29

62.	Directors to manage company	29

63.	Directors’ meetings	30

64.	Decisions	31

65.	Directors’ interests	31

66.	Alternate Directors	32

67.	Remaining Directors	32

68.	Chairperson	32

69.	Directors’ committees	33

70.	Written resolutions	33

71.	Validity of acts of Directors	34

72.	Minutes	34

73.	Appointment	34

74.	Powers of Executive Directors	35

75.	Secretary	35

76.	Common seal	36

77.	Duplicate seal	36

78.	Certificate seal	36

79.	Times for inspection	36

80.	Dividends Generally	37

Exhibit 1.1

81.	Interim & Final Dividends	37

82.	Permitted Dividends	37

83.	No Interest	37

84.	Reserves	37

85.	Alternative Method of Payment of Dividend	38

86.	Payment of Dividends	38

87.	Unclaimed Dividends	38

88.	Breach of Restriction Agreement	39

89.	Election to reinvest dividend	39

90.	Capitalisation of profits	39

91.	Service of notices	39

92.	Persons entitled to notice	41

93.	Company to keep financial records	41

94.	Winding up	41

95.	Indemnity	42

96.	Listing Rules	43

97.	ASTC Settlement Rules	43

98.	Formalities Omitted	43

CORPORATIONS ACT

COMPANY LIMITED BY SHARES

CONSTITUTION

OF

AVITA MEDICAL LIMITED

PRELIMINARY

1.	Definitions and interpretation

1.1	In this Constitution:

‘ASTC’ means ASX Settlement and Transfer Corporation Pty Ltd (ABN 49 008 504 532);

‘ASTC Settlement Rules’ means the settlement rules of ASTC as amended from time to time;

‘Alternate Director’ means a person appointed as an alternate director under clause 66;

‘Auditor’ means the Company’s auditor;

‘Business Day’ has the same meaning as in the Listing Rules;

‘CHESS’ has same meaning as that term has in the ASTC Settlement Rules;

‘CHESS approved’ has the same meaning as that term has in the Listing Rules;

‘Company’ means Avita Medical Limited ACN 058 466 523;

‘Constitution’ means the constitution of the Company as amended from time to time;

‘Corporations Act’ means the Corporations Act 2001 (Cth);

‘Corporations Regulations’ means the Corporations Regulations 2001 (Cth);

‘Director’ means a person appointed to and acting in the position of a director of the Company;

‘Directors’ means all or some of the Directors acting as a board;

‘dividend’ includes bonus;

‘Exchange’ means ASX Limited (ABN 98 008 624 961) and, where the context requires, the Australian Securities Exchange operated by ASX Limited, and includes any body corporate succeeding to all or most of the powers, functions and duties of ASX Limited;

‘Executive Director’ means a person appointed or holding office as an executive director under clause 73.1;

‘Listing Rules’ means the Listing Rules of the Exchange in force from time to time;

‘Managing Director’ means a Director appointed as managing director under clause 73.1;

‘Marketable Parcel’ has the same meaning as in the ASTC Settlement Rules;

‘Member’ means a person whose name is entered for the time being on the Register as the holder of one or more Shares;

‘Non-Executive Director’ means a Director who is not an Executive Director;

‘Non-Marketable Parcel’ means a parcel of securities which is less than a Marketable Parcel;

‘Office’ means the Company’s registered office;

‘proper ASTC transfer’ has the same meaning as that term has in the Corporations Regulations;

‘PDF Act’ means the Pooled Development Funds Act 1992 (Cth);

‘Register’ means the register of Members of the Company;

‘Registered Address’ means the last known address of a Member as noted in the Register;

‘Representative’ means a person appointed by a Member to act as its representative under clause 50.1 or under section 250D of the Corporations Act;

‘Restricted Securities’ has the same meaning as in the Listing Rules;

‘Seal’ means the Company’s common seal (if any);

‘Secretary’ means any person appointed by the Directors to perform any of the duties of a secretary of the Company and if there are joint secretaries, any one or more of such joint secretaries;

‘Shares’ means ordinary shares in the share capital of the Company; and

‘Uncertificated Holding’ means a holding of Shares which is not held on any certificated subregister maintained by or on behalf of the Company.

1.2	In this Constitution, unless the contrary intention appears:

(a)	the singular includes the plural and vice versa and words importing a gender include other genders;

(b)	words importing natural persons include corporations;

(c)	words and expressions defined in the Corporations Act have the same meaning in this Constitution;

(d)	headings are for ease of reference only and do not affect the construction of this Constitution; and

(e)	a reference to the Corporations Act or the PDF Act is a reference to that legislation as modified or amended from time to time.

1.3

Unless the contrary intention appears in this Constitution, an expression in a clause of this Constitution has the same meaning as in a provision of the Corporations Act which deals with the same matter as the clause.

1.4	To the extent permitted by law, the replaceable rules contained in the Corporations Act do not apply to the Company.

SHARES

2.	Rights

2.1	Subject to this Constitution and to the terms of issue of Shares, all Shares attract the right:

(a)	to receive notice of and to attend and vote at all general meetings of the Company;

(b)	to receive dividends; and

(c)	in a winding up to participate equally in the distribution of the assets of the Company (both capital and surplus), subject only to any amounts unpaid on the Share.

2.2	The Directors must not issue or allot a Share or a unit of a Share if the rights attached to the Share would be different from the rights attached to Shares then on issue.

3.	Issue of Shares

3.1	Subject to the Corporations Act, the PDF Act, the Listing Rules and this Constitution, the Directors may issue or dispose of Shares to persons:

(a)	on terms determined by the Directors;

(b)	at the issue price that the Directors determine; and

(c)	at the time that the Directors determine.

3.2	The Directors’ power under clause 3.1 includes the power to grant options to have Shares issued.

3.3	For the avoidance of doubt, the Directors must not issue or allot a share (or a unit of a share) unless it is a Share and must not divide Shares into classes.

4.	Commission and brokerage

Any brokerage or commission which may be paid by the Company may be made in cash, by the issue of Shares, or the issue of debentures, or by a combination of any of those methods.

5.	Trusts not recognised

5.1

Except as required by law, the ASTC Settlement Rules or as otherwise provided by this Constitution, the Company will not recognise any person as holding a Share on trust and the Company will not be bound to recognise any equitable, contingent, future or partial interest or any other right in respect of a Share except the registered holder’s absolute right of ownership.

5.2	This clause 5 applies even if the Company has notice of the relevant trust, interest or right.

6.	Joint holders

6.1

If two or more persons are registered as the holders of a Share, they are taken to hold the Share as joint tenants with benefit of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company.

6.2	Any one of the joint holders of a Share may give an effective receipt for any dividend or return of capital payable to the joint holders.

7.	Share certificates

7.1	The Directors may in their absolute discretion issue a certificate to a Member for all Shares registered in its name. Members have no right, however, to receive a certificate for Shares.

7.2	Any certificate for Shares must be issued and despatched in accordance with the Corporations Act, the ASTC Settlement Rules and the Listing Rules.

7.3	The Directors may in their absolute discretion elect whether to maintain a certificated subregister for any class of Shares.

7.4	Subject to the Listing Rules and the ASTC Settlement Rules, Shares may be held on any subregister maintained by or on behalf of the Company.

7.5	The Directors may order worn out or defaced certificates to be cancelled and, if necessary, replaced by new certificates.

8.	Non-Marketable Parcels

8.1	(a)

If at any time the number of Shares registered in the name of a Member is less than a Marketable Parcel and those Shares are held on a certificated subregister or an issuer sponsored subregister (‘Eligible Member’), the Directors may cause a written notice (‘Notice’) to be despatched to the Eligible Member, requiring the Eligible Member to advise the Company by a specified date (‘Relevant Date’) whether the Eligible Member elects that the provisions of this clause are not to apply to the Shares.

(b)	The Relevant Date must be not less than six weeks after the date of service of the Notice.

8.2	(a)

At least four weeks before the Notice being despatched the Directors may cause a notice to be despatched to each Member who holds an Uncertificated Holding which is less than a Marketable Parcel, advising each of those Members of the Directors’ intention to invoke the procedure provided for in this clause 8 (‘Procedure’).

(b)

That notice must state that if the Member wishes to have its holding sold in accordance with the Procedure it will be necessary for that Member to effect or arrange for conversion of its holding to the certificated subregister before a specified date, being the date on which the Directors intend to invoke the Procedure.

8.3	At the time the Procedure is invoked a Notice must be despatched to each and every Eligible Member.

8.4	The Notice must state that the Shares referred to in the Notice will be liable to be sold unless, by the Relevant Date:

(a)	the Member advises the Company that the provisions of this clause are not to apply to the Shares; or

(b)	the Member’s holding is no longer on the certificated subregister.

8.5

Every Eligible Member on which a Notice has been served may by notice in writing to the Company and delivered to the Office before the Relevant Date require the Company not to sell that Member’s Shares in accordance with this clause in which event no sale of that Member’s Shares will take place.

8.6

If the Eligible Member does not advise the Company by the Relevant Date that the provisions of this clause are not to apply to the Shares referred to in the Notice, any of those Shares which are held on the certificated subregister as at the Relevant Date may be sold by the Company.

8.7

Any Shares which may be sold pursuant to this clause may be sold on the terms, in the manner and at the time determined by the Directors and for the purposes of a sale pursuant to this clause each Eligible Member:

(a)	appoints the Company the Eligible Member’s agent for sale;

(b)	authorises the Company to effect on the Eligible Member’s behalf a transfer of the Shares sold;

(c)

appoints the Company and its Directors jointly and severally as the Eligible Member’s attorneys in the Eligible Member’s name and on the Eligible Member’s behalf to execute any instrument or take any other steps as they or any of them may consider appropriate to transfer the Shares sold.

8.8	The title of the transferee to Shares acquired pursuant to this clause is not affected by any irregularity or invalidity in connection with the sale of Shares to the transferee.

8.9	(a)	The proceeds of any sale of Shares pursuant to this clause less any unpaid calls and interest (‘Sale Consideration’) will be paid to the relevant Member or as that Member may direct.

(b)

The Sale Consideration received by the Company in respect of all Shares sold pursuant to this clause will be paid into a bank account opened and maintained by the Company for the purposes of this clause.

(c)

The Company will hold the Sale Consideration in trust for the Member whose Shares are sold pursuant to this clause and will forthwith notify the Member in writing that the Sale Consideration in respect of the Member’s Shares has been received by the Company and is being held by the Company pending instructions from the Member as to how it is to be dealt with. Unless the Member has waived any entitlement it may have to a share certificate or certificates, the Member’s instructions, to be effective, must be accompanied by the share certificate or certificates to which the Sale Consideration relates or, if the certificate or certificates has or have been lost or destroyed, by a statement and undertaking to that effect.

8.10	Subject to the Corporations Act, the Company or the purchaser will bear all costs, including brokerage and stamp duty, associated with the sale of any Shares pursuant to this clause.

8.11	The Procedure may only be invoked once in any 12 month period after its adoption or renewal.

8.12

If the Procedure has been invoked and there is an announcement of a takeover offer or takeover announcement for Shares, no more sales of Shares may be made pursuant to this clause 8 until after the close of the offers made under the takeover offer or takeover announcement. The Procedure may then be invoked again.

CALLS

9.	General

9.1	Subject to the terms on which partly paid Shares are issued, the Directors may make calls on the holders of the Shares for any money unpaid on them.

9.2	A call is made when the resolution of the Directors authorising it is passed. The Directors may require it to be paid by instalments, and may revoke or postpone the call after it has been made.

9.3	The Company must comply with the Listing Rules in relation to the dispatch and content of notices to Members on whom a call is made.

9.4	A Member to whom notice of a call is given in accordance with this clause 9 must pay to the Company the amount called in accordance with the notice.

9.5	Failure to send a notice of a call to any Member or the non-receipt of a notice by any Member does not invalidate the call.

9.6	Joint holders of Shares are jointly and severally liable to pay all calls in respect of their Shares.

10.	Instalments and amounts which become payable

If:

(a)	the Directors require a call to be paid by instalments; or

(b)	an amount becomes payable by the terms of issue of Shares on allotment, or at a time or in circumstances specified in the terms of issue,

then:

(c)	the amount is payable as if it were a call made by the Directors and as if they had given notice of it; and

(d)	the consequences of late payment or non-payment of the amount are the same as the consequences of late payment or non-payment of a call.

11.	Interest and expenses

If an amount called is not paid on or before the due date, the person liable to pay the amount must also pay:

(a)	interest on the amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 20% per annum); and

(b)	all expenses incurred by the Company as a consequence of the non-payment,

but the Directors may waive payment of the interest and expenses in whole or in part.

12.	Recovery of amounts due

On the hearing of any action for the recovery of money due for any call, proof that:

(a)	the name of the person sued was, when the call was made, entered in the Register as a holder or the holder of Shares in respect of which the call was made;

(b)	the resolution making the call is duly recorded in the Directors’ minute book; and

(c)	notice of the call was given to the person sued,

will be conclusive evidence of the debt.

13.	Differentiation

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

14.	Payment of calls in advance

14.1	The Directors may accept from a Member the whole or part of the amount unpaid on a Share before the amount accepted has been called.

14.2	The Company may:

(a)	pay interest on any amount accepted, until the amount is payable under a call and at a rate (not exceeding 20% per annum) agreed between the Member and the Directors; and

(b)	subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the Share.

14.3

Payment of an amount in advance of a call does not entitle the paying Member to any dividend, benefit or advantage, other than the payment of interest under this clause 14, to which the Member would not have been entitled if it had paid the amount when it became due.

LIEN AND FORFEITURE

15.	Lien

15.1	To the extent permitted by the Listing Rules, the Company has a first and paramount lien on every partly paid Share and dividends payable in respect of the Share for all money:

(a)	due and unpaid to the Company at a fixed time, in respect of the Share;

(b)	presently payable by a holder or the holder of the Share, or the holder’s estate, to the Company in respect of the Share; or

(c)	which the Company is required by law to pay (and has paid) in respect of the Share.

15.2	The lien extends to reasonable interest and expenses incurred because the amount is not paid.

15.3

If any law for the time being of any country, state or place imposes or purports to impose an immediate or contingent liability on the Company to make any payment or authorises a taxing authority or Government official to require the Company to make payment in respect of Shares or dividends or other moneys accruing due to the Member who holds the Shares:

(a)	the Member or, if the Member is deceased, the Member’s legal personal representative, indemnifies the Company in respect of any such payment or liability; and

(b)	subject to the Listing Rules, the Company:

(i)

has a lien on the Shares and dividends and other moneys payable in respect of the Shares, whether the Shares are held by the Member solely or jointly with any other person or by that Member’s legal personal representative, in respect of any payment made or liability incurred by the Company, together with reasonable interest on any payment made by the Company at a rate to be fixed by the Directors not exceeding 20% per annum from the date of payment by the Company to the date of repayment by the Member;

(ii)	may set off amounts so paid by the Company against amounts payable by the Company to the Member as dividends or otherwise; and

(iii)

may recover as a debt due from the Member or its legal personal representative the amount of all payments made by the Company together with interest at the rate and for the period referred to in clause 15.3(b)(i).

15.4	The Company may do all things which the Directors think necessary or appropriate to do under the ASTC Settlement Rules and the Listing Rules to enforce or protect the Company’s lien.

15.5	Unless the Directors determine otherwise, the registration of a transfer of a Share operates as a waiver of the Company’s lien on the Share.

15.6	The Directors may declare a Share to be wholly or partly exempt from a lien.

16.	Lien sale

If:

(a)	the Company has a lien on a Share for money presently payable;

(b)	the Company has given the Member or the Member’s executors or administrators (as the case may be) holding the Share written notice demanding payment of the money; and

(c)	that Member fails to pay all of the money demanded,

then 14 or more days after giving the notice, the Directors may, if the Listing Rules permit, sell the Share in any manner determined by them.

17.	Forfeiture notice

17.1	The Directors may at any time after a call or instalment becomes payable and remains unpaid by a Member, serve a notice on the Member requiring the Member to pay:

(a)	the unpaid amount;

(b)	any interest that has accrued; and

(c)	all expenses incurred by the Company as a consequence of the non-payment.

17.2	The notice under clause 17.1 must:

(a)	specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

(b)	state that if a Member does not comply with the notice, the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

18.	Forfeiture

18.1	If a Member does not comply with a notice served under clause 17, then any or all of the Shares in respect of which the notice was given may be forfeited pursuant to a resolution of the Directors.

18.2	Unpaid dividends in respect of forfeited Shares will also be forfeited.

18.3	On forfeiture, Shares become the property of the Company and forfeited Shares must be:

(a)	disposed of, or cancelled (subject to the Listing Rules) on terms determined by the Directors; or

(b)	offered by public auction in accordance with any requirements of the Listing Rules.

18.4	The Directors may, at any time before a forfeited Share is sold, disposed of or cancelled, annul the forfeiture of the Share on conditions determined by them.

18.5	Promptly after a Share has been forfeited:

(a)	notice of the forfeiture must be given to the Member in whose name the Share was registered immediately before its forfeiture; and

(b)	the forfeiture and its date must be noted in the Register.

18.6	Omission or neglect to give notice of or to note the forfeiture as specified in clause 18.5 will not invalidate a forfeiture.

19.	Liability of former Member

19.1	The interest of a person who held Shares which are forfeited is extinguished but subject to the Listing Rules, the former Member remains liable to pay:

(a)	all money (including interest and expenses) that was payable by the Member to the Company at the date of forfeiture in respect of the forfeited Shares; and

(b)	interest from the date of forfeiture until payment at a rate determined by the Directors (not exceeding 20% per annum).

19.2

A former Member’s liability to the Company ceases if and when the Company receives payment in full of all money (including interest and expenses) payable by the person in respect of the Shares. The liability may only be released or waived in accordance with the Listing Rules.

20.	Disposal of forfeited Shares

20.1	The Company may:

(a)	receive the consideration (if any) given for a forfeited Share on any sale or disposition of the Share; and

(b)	effect a transfer of the Share in favour of a person to whom the Share is sold or disposed of.

20.2	The purchaser of the Share:

(a)	is not bound to check the regularity of the sale or the application of the purchase price;

(b)	obtains title to the Share despite any irregularity in the sale; and

(c)	will not be subject to complaint or remedy by the former holder of the Share in respect of the purchase.

20.3

A statement signed by a Director and the Secretary that the Share has been regularly forfeited and sold or reissued or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the Share.

20.4	The net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:

(a)	in payment of the costs of the sale;

(b)	in payment of all amounts secured by the lien or all money that was payable in respect of the forfeited Share; and

(c)	in payment of any surplus to the former Member whose Share was sold.

TRANSFER OF SHARES

21.	General

21.1	Subject to this Constitution, a Member may transfer Shares held by that Member.

21.2	Subject to clause 21.3, Shares may be transferred by:

(a)	a written transfer instrument in any usual or common form; or

(b)	any other form approved by the Directors.

21.3	(a)

At the discretion of the Directors, the Company may participate in any computerised or electronic system for market settlement, securities transfer and registration conducted in accordance with the Corporations Act, the Listing Rules and the ASTC Settlement Rules.

(b)	If the Company participates in a system of the kind described in clause 21.3(a), then despite any other provision of this Constitution:

(i)	Shares may be transferred, and transfers may be registered, in any manner required or permitted by the Listing Rules or the ASTC Settlement Rules applying in relation to the system;

(ii)	the Company must comply with and give effect to those rules; and

(iii)	the Company may, in accordance with those rules, decline to issue certificates for holdings of Shares.

21.4	A written transfer instrument must be:

(a)	executed by the transferor or (where the Corporations Act permits) stamped by the transferor’s broker;

(b)	unless the Directors decide otherwise in the case of a fully paid Share, executed by the transferee or (where the Corporations Act permits) stamped by the transferee’s broker; and

(c)

in the case of a transfer of partly paid Shares, endorsed or accompanied by an instrument executed by the transferee or by the transferee’s broker to the effect that the transferee agrees to accept the Shares subject to the terms and conditions on which the transferor held them, to become a Member and to be bound by the Constitution.

Subject to the Corporations Act, the written transfer instrument may comprise two documents.

21.5	Except in the case of a proper ASTC transfer:

(a)	a transferor of Shares remains the holder of the Shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the Shares;

(b)	a transfer of Shares does not pass the right to any dividends on the Shares until such registration.

22.	Transfer procedure

22.1	For a transfer of Shares that is not an ASTC-regulated transfer:

(a)	the written transfer instrument must be left at the Office or another place acceptable to the Company;

(b)

the instrument must be accompanied by a certificate for the Shares dealt with in the transfer where a certificate has been issued, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

(c)	the Directors may require other evidence of the transferor’s right to transfer the Shares.

22.2	For a transfer of a Shares that is an ASTC-regulated transfer a Share transfer must be effected in accordance with the applicable Listing Rules and ASTC Settlement Rules.

23.	Right to refuse registration

23.1	The Directors may in their absolute discretion refuse to register any transfer of Shares or other securities in any circumstances permitted by the Listing Rules.

23.2	The Directors must:

(a)	refuse to register any transfer of Shares where the transfer would result in a breach by any person of the PDF Act, if refusal is permitted under the Listing Rules;

(b)	refuse to register any transfer of Shares or other securities which are Restricted Securities during the escrow period except as permitted by the Listing Rules or the Exchange; and

(c)	refuse to register any transfer where the Company is, or the Directors are, required to do so by the Listing Rules.

23.3	Despite clauses 23.1 and 23.2, the Company must not refuse or fail to register or give effect to, or delay or in any way interfere with, a proper ASTC transfer of Shares or other securities.

23.4

If a person has lodged a transfer which the Directors have refused to register, the Company must, within 5 Business Days after the date of lodgment, give to the lodging person written notice of the refusal and the reasons for it.

23.5

Subject to clause 23.3, Restricted Securities cannot be disposed of during the escrow period except as permitted by the Listing Rules or the Exchange. The Company will refuse to acknowledge a disposal of Restricted Securities to the extent required under the Listing Rules.

TRANSMISSION OF SHARES

24.	Title on death

24.1	The legal personal representative of a deceased Member who was the sole holder of Shares is the only person whom the Company will recognise as having any title to the deceased Member’s Shares.

24.2	If a deceased Member was a joint holder of Shares, the other joint holder is the only person whom the Company will recognise as having any title to the deceased Member’s Shares.

24.3	The estate of the deceased Member will not be released from any liability to the Company in respect of the Shares.

24.4	The Company may register or give effect to a transfer to a transferee who dies before the transfer is registered.

25.	Entitlement to transmission

25.1

A person who becomes entitled to a Share in consequence of the death, mental illness or bankruptcy of a Member may, subject to clause 22 and to producing to the Company evidence of its entitlement which is satisfactory to the Directors, elect to:

(a)	be registered as the holder of the Share; or

(b)	transfer the Share to some other person nominated by it.

25.2	If the person who has become entitled to a Share:

(a)	elects to be registered as the holder, then the person must deliver or send to the Company a written notice of election signed by him or her; or

(b)	elects to transfer the Share, then the person must effect a transfer of the Share.

25.3

An election to be registered as a holder of a Share under clause 25.1(a) or a transfer of a Share from a Member or deceased Member under this clause 25 is subject to the same limitations, restrictions and provisions of this Constitution as would apply if the election were a transfer or the transfer were made by the Member or deceased Member himself or herself.

25.4	A person who:

(a)	has become entitled to a Share by operation of law; and

(b)	has produced evidence of its entitlement which is satisfactory to the Directors, is entitled to the dividends and other rights of the registered holder of the Share.

25.5	Where two or more persons are jointly entitled to any Share in consequence of the death of the registered holder, they will be considered to be joint holders of the Share.

CHANGES TO SHARE CAPITAL

26.	Consolidation or subdivision

For the purpose of giving effect to any consolidation or subdivision of Shares, the Directors may, subject to the ASTC Settlement Rules, settle any difficulty which arises with respect to fractions of Shares in any manner that they think expedient.

POWERS OF ATTORNEY

27.	Powers of attorney

27.1

If a Member executes or proposes to execute any document or do any act by or through an attorney in relation to the Company or Shares held by the Member, that Member must deliver the instrument appointing the attorney to the Company for notation.

27.2

The Company may require the Member to lodge a certified copy of the instrument for retention by the Company, and ask for whatever evidence it thinks appropriate that the power of attorney is effective and continues to be in force.

27.3	Any power of attorney granted by a Member will, as between the Company and the Member who granted the power of attorney:

(a)	continue in force; and

(b)	may be acted on,

unless express notice in writing of its revocation or of the death of the Member who granted it is lodged with the Company.

27.4	Where a Member proposes that an attorney represent the Member at a general meeting or adjourned meeting, the Member must comply with clause 48.2 of this Constitution.

GENERAL MEETINGS

28.	Convening

28.1	A Director may call a meeting of Members.

28.2	The Directors must convene annual general meetings in accordance with the Corporations Act, to be held by the Company at times to be determined by the Directors.

28.3	Members may also request or call and arrange to hold general meetings in accordance with the procedures for member-initiated meetings set out in the Corporations Act.

29.	Notice

29.1	Members must be given at least 28 days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) of a general meeting.

29.2	General meetings may be called on less than 28 days notice in accordance with the procedures set out in the Corporations Act.

29.3	A notice convening a general meeting must:

(a)	specify the place, date and time of the meeting (and if the meeting is to be held in two or more places, the technology that will be used to facilitate this);

(b)	state the general nature of the business to be transacted at the meeting;

(c)	specify a place and facsimile number and may specify an electronic address for the purposes of proxy appointments; and

(d)	comply with any other requirements of the Corporations Act.

30.	Business

30.1	The business of an annual general meeting will be to:

(a)	consider the annual financial report and reports of the Directors and Auditor required by the Corporations Act;

(b)	elect directors;

(c)	where relevant, appoint and fix the remuneration of the Auditor; and

(d)	transact any other business which under this Constitution may be transacted at a general meeting.

30.2	The Chairperson of an annual general meeting must allow a reasonable opportunity for the Members as a whole at the meeting to:

(a)	ask questions about or make comments on the management of the Company;

(b)	ask the Auditor or his or her representative questions relevant to the conduct of the audit and the preparation and contents of the Auditor’s report for the Company.

30.3	(a)	The Directors may postpone or cancel any general meeting (other than a meeting convened as the result of a requisition under clause 28.3) at any time before the day of the meeting.

(b)	The Directors must give notice of the postponement or cancellation to all persons entitled to receive notices from the Company.

30.4

An accidental omission to send a notice of a general meeting (including a proxy appointment form) or the postponement of a general meeting to any Member or the non-receipt of a notice (or form) by any Member does not invalidate the proceedings at or any resolution passed at the general meeting.

PROCEEDINGS AT GENERAL MEETINGS

31.	Member

In clauses 32, 33, 36 and 41, ‘Member’ includes a Member present in person or by proxy, attorney or Representative.

32.	Quorum

32.1	No business may be transacted at a general meeting unless a quorum of Members is present when the meeting proceeds to business.

32.2	A quorum of Members is three Members.

32.3	If a quorum is not present within 30 minutes after the time appointed for a meeting:

(a)	the meeting is automatically dissolved if it was convened by or on the requisition of Members; or

(b)	in any other case:

(i)	it will stand adjourned to the same time and place seven days after the meeting, or to another day, time and place determined by the Directors; and

(ii)	if at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the meeting, two Members will be a quorum.

33.	Chairperson

33.1	The chairperson, or in the chairperson’s absence the deputy chairperson, of Directors’ meetings will be the chairperson at every meeting of Members.

33.2	If:

(a)	there is no chairperson or deputy chairperson; or

(b)	neither the chairperson nor deputy chairperson is present within 15 minutes after the time appointed for holding the meeting; or

(c)	the chairperson and deputy chairperson are unwilling to act as chairperson of the meeting,

the Directors present may elect a chairperson.

33.3	If no election is made pursuant to clause 33.2, then:

(a)	the Members may elect one of the Directors present as chairperson; or

(b)	if no Director is present or is willing to take the chair, the Members may elect one of the Members present as chairperson.

33.4	If there is a dispute at a general meeting about a question of procedure, the chairperson may determine the question.

34.	General conduct

The general conduct of each general meeting of the Company and the procedures to be adopted at the meeting will be determined by the chairperson, including the procedure for the conduct of the election of Directors.

35.	Adjournment

35.1	The chairperson of a meeting at which a quorum is present:

(a)	in his or her discretion may adjourn a meeting with the meeting’s consent; and

(b)	must adjourn a meeting if the meeting directs him or her to do so.

35.2	An adjourned meeting may take place at a different venue from the initial meeting.

35.3	The only business that can be transacted at an adjourned meeting is the unfinished business of the initial meeting.

35.4

If a general meeting has been adjourned for more than 30 days, notice of the adjourned meeting must be given to Members as if it were an original meeting, but otherwise it is not necessary to give notice of an adjourned meeting or the business of the adjourned meeting.

35.5	A poll cannot be demanded on any resolution concerning the adjournment of a meeting except by the chairperson.

36.	Decisions

36.1	Subject to the Corporations Act in relation to special resolutions, a resolution is carried if a majority of the votes cast on the resolution are in favour of the resolution.

36.2	A resolution put to the vote of a meeting is decided on a show of hands unless a poll is demanded in accordance with the Corporations Act.

36.3	A poll may be demanded at the times permitted by the Corporations Act.

36.4	Unless a poll is demanded:

(a)	a declaration by the chairperson that a resolution has been carried, carried by a specified majority, or lost; and

(b)	an entry to that effect in the minutes of the meeting,

are conclusive evidence of the fact without proof of the number or proportion of the votes in favour of or against the resolution.

36.5	The demand for a poll may be withdrawn.

36.6	A decision of a general meeting may not be impeached or invalidated on the ground that a person voting at the meeting was not entitled to do so.

37.	Taking a poll

37.1	Subject to clause 37.5, a poll will be taken when and in the manner that the chairperson directs.

37.2	The result of the poll will determine whether the resolution on which the poll was demanded is carried or lost.

37.3	The chairperson may determine any dispute about the admission or rejection of a vote, and such determination, if made in good faith, will be final and conclusive.

37.4	A poll cannot be demanded on any resolution concerning the election of the chairperson of a meeting.

37.5	A poll demanded by the chairperson of any resolution concerning the adjournment of a meeting must be taken immediately.

37.6	After a poll has been demanded at a meeting, the meeting may continue for the transaction of business other than the question on which the poll was demanded.

38.	Casting vote of chairperson

The chairperson does not have a casting vote (in addition to the chairperson’s votes as a Member, proxy, attorney or Representative) on a show of hands or on a poll.

39.	Offensive material

The chairperson may refuse a person admission to, or require the person to leave and not return to, a meeting if the person:

(a)	refuses to permit examination of any article in the person’s possession; or

(b)	is in possession of any:

(i)	electronic or recording device;

(ii)	placard or banner; or

(iii)	other article,

which the chairperson considers to be dangerous, offensive or liable to cause disruption.

40.	Auditor’s right to be heard

The Auditor may:

(a)	attend any general meeting of the Company;

(b)	be heard at any general meeting of the Company on any part of the business of the meeting that concerns the Auditor in his or her capacity as auditor, even if:

(i)	the Auditor retires at the meeting;

(ii)	Members pass a resolution to remove the Auditor from office; and

(c)	authorise a person in writing to attend and speak at any general meeting as the Auditor’s representative.

VOTES OF MEMBERS

41.	Entitlement to vote

41.1	Subject to this Constitution and to any rights or restrictions attaching to Shares:

(a)	every Member may vote;

(b)	subject to clause 45.3 and the Corporations Act, on a show of hands every Member has one vote;

(c)	on a poll every Member has:

(i)	for each fully paid Share held by the Member, one vote; and

(ii)

for each partly paid Share held by the Member, a fraction of a vote equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) on the Share.

41.2

During a breach of the Listing Rules relating to Shares which are Restricted Securities, or a breach of a restriction agreement, the holder of the relevant Restricted Securities is not entitled to any voting rights in respect of those Restricted Securities.

41.3

If a Member is of unsound mind or is a person whose estate or property has had a personal representative, trustee or other person appointed to administer it, the Member’s personal representative, trustee or other person with the management of the Member’s estate or property may exercise any rights of the Member in relation to a meeting of Members as if the personal representative, trustee or other person was a Member.

42.	Unpaid calls

A Member is entitled to:

(a)	vote; or

(b)	be counted in a quorum,

only in respect of Shares on which all calls due and payable have been paid.

43.	Joint holders

43.1	If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted, to the exclusion of the other joint holder or holders.

43.2	For the purposes of this clause 43, several executors or administrators of a deceased Member in whose sole name any Shares are registered will be taken to be joint holders of those Shares.

44.	Objections and Listing Rules

44.1	An objection to the qualification of a voter may only be raised at the meeting or adjourned meeting at which the voter tendered its vote.

44.2	An objection must be referred to the chairperson of the meeting, whose decision made in good faith is final.

44.3	Subject to clause 44.4, a vote which the chairperson does not disallow pursuant to an objection is valid for all purposes.

44.4	A vote which the Listing Rules require the Company to disregard is not valid.

45.	Votes by proxy

45.1	Subject to clause 46.1, a Member who is entitled to vote at a meeting of the Company may appoint not more than two proxies to attend and vote at the meeting on that Member’s behalf.

45.2	If a Member appoints one proxy, that proxy may, subject to the Corporations Act, vote on a show of hands.

45.3	If a Member appoints two proxies neither proxy may vote on a show of hands.

45.4	A proxy may demand or join in demanding a poll.

46.	Instrument appointing proxy

46.1	A Member who is entitled to vote at a meeting may appoint:

(a)	one proxy if the Member is only entitled to one vote; and

(b)	one or two proxies if the Member is entitled to more than one vote.

46.2	A Member who is a natural person may appoint a proxy by a written appointment signed by the appointor or the appointor’s attorney duly authorised in writing.

46.3	A Member which is a corporation may appoint a proxy by a written appointment executed in accordance with section 127 of the Corporations Act or the appointor’s attorney duly authorised in writing.

46.4	A proxy need not be a Member.

46.5

If a Member appoints two proxies, the appointment may specify the proportion or number of votes that each proxy may exercise. If the appointment does not specify a proportion or number, each proxy may exercise half of the votes in which case any fraction of votes will be disregarded.

46.6 (a)	Except as permitted by the Directors or chairperson, a form of appointment of proxy is only valid if it complies with the requirements of the Corporations Act.

(b)	Schedule 1 sets out a form of appointment of proxy approved by the Directors.

46.7

A proxy may vote or abstain as he or she chooses except to the extent that an appointment of the proxy indicates the manner in which the proxy will vote on any resolution. The proxy must vote or abstain on a poll or show of hands in accordance with any instructions on the appointment.

46.8	A proxy’s appointment is valid at an adjourned meeting.

47.	Proxy in blank

If an instrument of proxy is signed by the member but does not name the proxy or proxies in whose favour it is given, the chairperson may either act as proxy or complete the instrument of proxy by inserting the name or names of one or more Directors or the Secretary.

48.	Lodgment of proxy

48.1	Subject to clause 48.3, the written appointment of a proxy must be received by the Company, at least 48 hours (unless otherwise specified in the notice of meeting to which the proxy relates) before:

(a)	the time for holding the meeting or adjourned meeting at which the appointee proposes to vote; or

(b)	the taking of a poll on which the appointee proposes to vote.

48.2	If the appointment purports to be executed under a power of attorney or other authority, the original document or a notarially certified copy of it must be either:

(a)	forwarded with the appointment; or

(b)	produced at the meeting or adjourned meeting at which the appointee is authorised to vote.

48.3	The Company receives an appointment of a proxy and any power of attorney or other authority under which it was executed when they are received at:

(a)	the Office;

(b)	a facsimile number at the Office; or

(c)	a place, facsimile number or electronic address specified for that purpose in the notice of meeting.

49.	Validity

A vote cast in accordance with an appointment of proxy or power of attorney is valid even if before the vote was cast the appointor:

(a)	died;

(b)	became of unsound mind;

(c)	revoked the proxy or power; or

(d)	transferred the Shares in respect of which the vote was cast,

unless any written notification of the death, unsoundness of mind, revocation or transfer was received by the Company before the relevant meeting or adjourned meeting.

50.	Representatives of corporations

50.1	Any Member which is a body corporate may appoint an individual as its representative in relation to meetings of Members or otherwise as permitted by the Corporations Act.

50.2

The chairperson of a general meeting may permit a person claiming to be a Representative to exercise his or her powers even if he or she has not produced a certificate evidencing his or her appointment.

50.3	The appointment of a Representative may set out restrictions on the Representative’s powers.

APPOINTMENT AND REMOVAL OF DIRECTORS

51.	Number of Directors

51.1	There will be:

(a)	a minimum of three Directors; and

(b)	a maximum of eight Directors.

51.2	The Directors and Secretary in office as at the date this Constitution is adopted by the Company continue in office subject to this Constitution.

52.	Qualification

Neither a Director nor an Alternate Director has to hold any Shares, but a Director (and an Alternate Director when acting as a Director) is entitled to notice of and to attend and speak at all general meetings.

53.	Power to remove and appoint

53.1	The Company may, subject to the Corporations Act, by resolution passed in general meeting:

(a)	remove any Director before the end of the Director’s period of office; and

(b)	appoint another person in the Director’s place.

53.2	A person appointed under clause 53.1(b) will hold office for the period for which the Director replaced would have held office if the Director had not been removed.

53.3	Subject to the provisions of this Constitution, the Company may appoint a person as a Director by resolution passed in general meeting.

53.4 (a)

If the conduct or position of any Director is such that continuance in office appears to the majority of the Directors to be prejudicial to the interests of the Company, a majority of Directors at a meeting of the Directors specifically convened for that purpose may suspend that Director.

(b)

Within 14 days of the suspension, the Directors must call a general meeting, at which the Members may either confirm the suspension and remove the Director from office in accordance with clause 53.1(a) or annul the suspension and reinstate the Director.

54.	Additional and casual Directors

54.1	Subject to clause 51, the Directors may appoint any person as a Director to fill a casual vacancy or as an addition to the existing Directors.

54.2

A Director appointed under clause 54.1 will hold office until the next annual general meeting of the Company when the Director may be re-elected but will not be taken into account in determining the number of Directors who must retire by rotation.

55.	Filling vacated office

55.1	If a Director retires at a general meeting, the Company may by ordinary resolution elect a person to fill the vacated office.

55.2

If the vacated office is not filled and the retiring Director has offered himself or herself for re-election, the retiring Director will be considered to have been re-elected unless, at the meeting at which he or she retires:

(a)	it is resolved not to fill the vacated office; or

(b)	a resolution for the re-election of the Director is put and lost.

56.	Retirement by rotation

56.1

Subject to the Listing Rules and clause 73.7, at each annual general meeting one-third of the Directors or, if their number is not a multiple of three, then the number nearest to but not more than one-third of the Directors must retire from office.

56.2 (a)	The Directors to retire by rotation at an annual general meeting are those Directors who have been longest in office since their last election or appointment.

(b)	Directors elected or appointed on the same day may agree among themselves or determine by lot which of them must retire.

56.3

Subject to clause 73.7, a Director must retire from office at the conclusion of the third annual general meeting after the Director was last elected, even if his or her retirement results in more than one-third of all Directors retiring from office.

56.4	A retiring Director will be eligible for re-election.

57.	Nomination of Director

57.1	A person is not eligible for election as a Director at a general meeting unless:

(a)	the person is a Director retiring by rotation who seeks re-election; or

(b)	the person is proposed by at least 50 Members or Members holding between them at least 5% of the votes that may be cast at a general meeting of the Company; and

(c)	the proposing Members or Director leave a notice at the Office which nominates the candidate for the office of Director and includes the written consent of the person nominated.

57.2	A notice given in accordance with clause 57.1 must be left at the Office not less than 30 Business Days before the relevant general meeting.

58.	Vacation of office

58.1	The office of a Director immediately becomes vacant if the Director:

(a)	ceases to be a Director by virtue of the Corporations Act;

(b)	is prohibited by the Corporations Act from holding office or continuing as a Director;

(c)	is prohibited from holding or is removed from the office of Director by an order made under the Corporations Act;

(d)	becomes bankrupt or makes any general arrangement or composition with his or her creditors;

(e)	cannot manage the Company because of his or her mental incapacity and is a person whose estate or property has had a personal representative or trustee appointed to administer it;

(f)	resigns from his or her office of Director by notice in writing to the Company;

(g)	is removed by a resolution of the Company; or

(h)	not being engaged abroad on the business of the Company, is absent from Directors’ meetings for three consecutive months without leave of absence from the Directors.

58.2	A Director who holds any executive office in the Company (including the office of Managing Director) ceases to be a Director when he or she ceases to hold the executive office.

58.3	A person ceasing to be a Director by virtue of the provisions of clause 58.2 will not thereby be rendered ineligible for appointment or election as a Director under any clause other than clause 73.

REMUNERATION OF DIRECTORS

59.	Remuneration of Non-Executive Directors

59.1

Subject to the Listing Rules, the Directors (other than an Executive Director) may collectively be paid as remuneration for their services a fixed sum not exceeding the aggregate maximum sum from time to time determined by the Company in general meeting.

59.2

The notice convening a general meeting at which it is proposed that Members approve an increase of the aggregate maximum sum must state the amount of the increase and the aggregate maximum sum, and any other matters required by the Listing Rules.

59.3	Subject to the Listing Rules, the aggregate maximum sum will be divided among the Non-Executive Directors in such proportion and manner as the Directors agree and, in default of agreement, equally.

59.4	Non-Executive Directors may not be paid a commission on or a percentage of profits or operating revenue.

59.5

If a Non-Executive Director is required to perform services for the Company which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may pay the Director a fixed sum determined by the Directors in addition to or instead of the Director’s remuneration under clause 59.1. No payment may be made under this clause 59.5 if the effect of the payment would be to exceed the aggregate amount of Directors’ remuneration determined by the Company in general meeting.

59.6

The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the Company’s business.

59.7

The Company may also pay a premium in respect of a contract insuring a person who is or has been a Non-Executive Director against liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Act.

60.	Remuneration of Executive Directors

60.1

The remuneration of an Executive Director may from time to time be fixed by the Directors. The remuneration may be by way of salary or commission or participation in profits or by all or any of these modes but may not be by commission on, or a percentage of, operating revenue.

60.2

The Company may pay a premium in respect of a contract insuring a person who is or has been an Executive Director against liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Act.

61.	Benefit to retiring Directors

61.1	The Directors may:

(a)	pay a gratuity, pension or allowance, on retirement or other vacation of office, to or for the benefit of a Director or to his widow or dependants; and

(b)	make contributions to any fund and pay any premiums for the purchase or provision of any such gratuity, pension or allowance in the circumstances provided in, and subject to the approval of Members if so required by, the Corporations Act.

61.2

The Directors may enter into a contract or arrangement with a prospective, present or former Director for the payment of benefits or the making of contributions of the kinds referred to in clause 61.1.

61.3	The Directors may establish or support or assist in the establishment or support of funds and trusts to provide pension, retirement, superannuation or similar payments or benefits to the Directors.

POWERS AND DUTIES OF DIRECTORS

62.	Directors to manage company

62.1

The business of the Company is managed by or under the direction of the Directors who may exercise all powers of the Company that this Constitution, the Corporations Act or the Listing Rules do not require to be exercised by the Company in general meeting.

62.2	Without limiting the generality of clause 62.1 but subject to the PDF Act, the Directors may exercise all the powers of the Company to:

(a)	borrow money;

(b)	charge any property or business of the Company or all or any of its uncalled capital;

(c)	give any security for a debt, liability or obligation of the Company or of any other person; and

(d)	guarantee or to become liable for the payment of money or the performance of any obligation by or of any other person.

PROCEEDINGS OF DIRECTORS

63.	Directors’ meetings

63.1

The chairperson, the deputy chairperson, or any Director may at any time, and the Secretary must on the request of the chairperson, the deputy chairperson, or any Director, call a meeting of the Directors.

63.2

An accidental omission to send a notice of a meeting of Directors to any Director or the non-receipt of such a notice by any Director does not invalidate the proceedings at or any resolution passed at the meeting.

63.3 (a)

Subject to the Corporations Act, a Directors’ meeting may be held by the Directors communicating with each other by any technological means by which they are able simultaneously to hear each other and to participate in discussion.

(a)	The Directors need not all be physically present in the same place for a Directors’ meeting to be held.

(b)	A Director who participates in a meeting held in accordance with this clause 63.3 is taken to be present and entitled to vote at the meeting.

63.4	Clause 63.3 applies to meetings of Directors’ committees as if all committee members were Directors.

63.5	The Directors may meet together, adjourn and regulate their meetings as they think fit.

63.6	Subject to the Corporations Act, a quorum for meetings of Directors may be fixed by the Directors and unless so fixed, is two.

63.7

Where a quorum cannot be established for the consideration of a particular matter at a meeting of Directors, the chairperson or the Managing Director may convene a general meeting of Members to deal with the matter.

63.8	Notice of a meeting of Directors may be given in writing, or the meeting may be otherwise called using any technology consented to by all the Directors.

64.	Decisions

64.1	Questions arising at a meeting of Directors are to be decided by a majority of votes of the Directors present and voting and, subject to clause 65, each Director has one vote.

64.2	The chairperson of a meeting has a casting vote in addition to his or her deliberative vote, except where only two Directors are present and entitled to vote.

64.3 (a)	An Alternate Director has one vote for each Director for whom he or she is an alternate.

(b)	If the Alternate Director is a Director, he or she also has a vote as a Director.

65.	Directors’ interests

65.1	A Director who has a material personal interest in a matter that is to be considered at a meeting of Directors must not:

(a)	vote on the matter or be present while the matter is being considered at the meeting; and

(b)	be counted in the quorum in relation to that matter if to do so would be contrary to the Corporations Act.

65.2	Each Director must disclose to the Company particulars of:

(a)	any material contract in which the Director is interested, including the names of the parties to the contract, particulars of the contract, and the Director’s interest in the contract, and

(b)	any material personal interest in a matter that is being considered at a meeting of the board or of Directors.

65.3	Voting by a Director contrary to this clause 65, or failure by a Director to make disclosure under this clause, does not render void or voidable a contract in which the Director has an interest.

65.4	A Director and any firm, body or entity in which a Director has a direct or indirect interest may in any capacity:

(a)	enter into any contract or arrangement with the Company;

(b)	be appointed to and hold any office or place of profit under the Company, other than the office of auditor; and

(c)	act in a professional capacity, other than as auditor, for the Company,

and provided that he or she makes disclosure as required by this clause 65, may receive and retain for his or her own benefit any remuneration, profits or benefits as if he or she were not a Director.

66.	Alternate Directors

66.1	A Director may, with the approval of the chairperson or the Managing Director, appoint any person as his or her alternate.

66.2

An Alternate Director is entitled to notice of Directors’ meetings while he or she is acting in that capacity and, if the appointor is not present at a meeting, is entitled to attend, be counted in a quorum and vote as a Director.

66.3	An Alternate Director is an officer of the Company and is not an agent of the appointor.

66.4	The provisions of this Constitution which apply to Directors also apply to Alternate Directors, except that Alternate Directors are not entitled in that capacity to any remuneration from the Company.

66.5 (a)	The appointment of an Alternate Director may be revoked at any time by the appointor or by the other Directors.

(b)	An Alternate Director’s appointment ends automatically when his or her appointor ceases to be a Director.

66.6	Any appointment or revocation under this clause must be effected by written notice delivered to the Secretary.

66.7

For the purposes of clause 66, an Alternate Director does not have an interest in a contract or arrangement or a material personal interest in a matter by reason only of the fact that his or her appointor has such an interest.

67.	Remaining Directors

67.1	The Directors may act even if there are vacancies on the board.

67.2	If the number of Directors is not sufficient to constitute a quorum at a Directors’ meeting, the Director or Directors may act only to:

(a)	appoint a Director; or

(b)	convene a general meeting.

68.	Chairperson

68.1	The Directors may elect a Director as chairperson of Directors’ meetings and may determine the period for which the chairperson will hold office.

68.2

If no chairperson is elected or if the chairperson is not present at any Directors’ meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect a Director to be chairperson of the meeting.

68.3	The Directors may elect a Director as deputy chairperson to act as chairperson in the chairperson’s absence.

69.	Directors’ committees

69.1 (a)	The Directors may delegate any of their powers, other than those which by law must be dealt with by the Directors as a board, to a committee or committees.

(b)	The Directors may at any time revoke any delegation of power to a committee.

69.2	At least one member of each committee must be a Director.

69.3	A committee must exercise its powers in accordance with any directions of the Directors and a power exercised in that way is taken to have been exercised by the Directors.

69.4	A committee may be authorised by the Directors to sub-delegate all or any of the powers for the time being vested in it.

69.5

Meetings of any committee will be governed by the provisions of this Constitution which deal with Directors’ meetings so far as they are applicable and are not inconsistent with any directions of the Directors.

70.	Written resolutions

70.1

If a majority of the Directors who are eligible to vote on a resolution have signed a document containing a statement that they are in favour of a resolution in terms set out in the document, then a resolution in those terms is taken to have been passed at a Directors’ meeting held on the day on which the document was last signed by a Director forming part of that majority.

70.2

For the purposes of clause 70.1, two or more identical documents, each of which is signed by one or more Directors, together constitute one document signed by those Directors on the days on which they signed the separate documents.

70.3	Any document referred to in this clause may be in the form of a facsimile transmission or electronic notification.

70.4	If a Directors’ meeting is taken to have been held in accordance with this clause, the minutes must record that fact.

70.5	This clause applies to meetings of Directors’ committees as if all members of the committee were Directors.

70.6	Any document referred to in this clause 70 must be sent to every Director who is entitled to vote on the resolution (whether or not the Director signs the document).

71.	Validity of acts of Directors

If it is discovered that:

(a)	there was a defect in the appointment of a person as a Director, Alternate Director or member of a Directors’ committee; or

(b)	a person appointed to one of those positions was disqualified;

all acts of the Directors or the Directors’ committee before the discovery was made are as valid as if the person had been duly appointed and was not disqualified.

72.	Minutes

72.1	The Directors must cause minutes to be made of:

(a)	the names of the Directors present at all general meetings, Directors’ meetings and meetings of Directors’ committees;

(b)	all proceedings and resolutions of general meetings, Directors’ meetings and meetings of Directors’ committees;

(c)	all resolutions passed by Directors in accordance with clause 70;

(d)	appointments of officers, but only if the Directors resolve that a minute of the appointment should be made; and

(e)	all disclosures of interests made pursuant to clause 65.

72.2

Minutes must be signed by the chairperson of the meeting or by the chairperson of the next meeting of the relevant body, and if so signed will as between the Members be conclusive evidence of the matters stated in such minutes.

EXECUTIVE DIRECTORS

73.	Appointment

73.1 (a)	The Directors may appoint a Director to the office of Managing Director on such terms as they think fit.

(b)	The Directors may appoint a Director to any other full-time or substantially full-time executive position in the Company on such terms as they think fit.

(c)

A Director appointed under clause 73.1(a) or (b), and a Director (however appointed) occupying for the time being a full-time or substantially full-time executive position in the Company or a related body corporate, is referred to in this Constitution as an Executive Director.

73.2	The position of chairperson of Directors may be a full-time executive position if the Directors so resolve.

73.3	If the appointment of an Executive Director is for a fixed term, the term must not exceed five years.

73.4	The Directors may, subject to the terms of the Executive Director’s employment contract, suspend, remove or dismiss him or her from executive office and appoint another Director in that place.

73.5	If the Managing Director or the chairperson (if appointed to a full-time executive position) ceases to be a Director, his or her executive office terminates automatically.

73.6	If an Executive Director is suspended from executive office, his or her duties and obligations as Director are suspended for the same period.

73.7	A sole Managing Director is not subject to retirement by rotation and is not to be taken into account in determining the rotation of retirement of Directors.

74.	Powers of Executive Directors

74.1	The Directors may confer on an Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.

74.2	The Directors may authorise an Executive Director to sub-delegate all or any of the powers vested in him or her.

74.3	Any power conferred pursuant to this clause may be concurrent with but not to the exclusion of the Directors’ powers.

74.4	The Directors may at any time withdraw or vary any of the powers conferred on an Executive Director.

SECRETARY

75.	Secretary

75.1	There must be at least one secretary of the Company appointed by the Directors on conditions determined by them.

75.2	The Directors may, subject to the terms of the Secretary’s employment contract, suspend, remove or dismiss the Secretary.

SEALS

76.	Common seal

If the Company has a Seal:

(a)	the Directors must provide for the safe custody of the Seal;

(b)	it must not be used except with the authority of the Directors or a Directors’ committee authorised to permit use of the Seal;

(c)

every document to which the Seal is affixed must be signed by a Director and be countersigned by another Director, the Secretary or another person appointed by the Directors to countersign the document; and

(d)

the Directors may determine by resolution either generally or in any particular case that the signature of any Director or the Secretary to a document to which the Seal or a duplicate seal or certificate seal is affixed may be a facsimile applied to the document by specified mechanical means.

77.	Duplicate seal

If the Company has a Seal, the Company may have one or more duplicate seals of the Seal each of which:

(a)	must be a facsimile of the Seal with the addition on its face of the words ‘Duplicate Seal’; and

(b)	may only be used with the authority of the Directors or a Directors’ committee.

78.	Certificate seal

78.1	If the Company has a Seal, the Company may have a certificate seal which:

(a)	may be affixed to Share, option or other certificates;

(b)	must be a facsimile of the Seal with the addition on its face of the words ‘Certificate Seal’; and

(c)	may only be used with the authority of the Directors or a Directors’ committee.

INSPECTION OF RECORDS

79.	Times for inspection

79.1

Except as otherwise required by the Corporations Act, the Directors may determine whether and to what extent, and at what times and places and under what conditions, the financial records and other documents of the Company or any of them will be open for inspection by Members other than Directors.

79.2

A Member other than a Director does not have the right to inspect any financial records or other documents of the Company unless the Member is authorised to do so by a court order or a resolution of the Directors.

DIVIDENDS AND RESERVES

80.	Dividends Generally

The Directors are authorised from time to time to make any and all decisions regarding dividends in respect of Shares, and which are permitted under the Corporations Act and the Listing Rules, including those expressly stated in this clause. Dividends shall (subject to clause 22.9, the rights of any preference Shareholders and to the right of the holders of any Shares created or raised under any special arrangement as to dividend), be payable on all Shares in accordance with Section 254W of the Corporations Act.

81.	Interim & Final Dividends

Subject to clause 22.9 the Directors may from time to time resolve to:

(a)	pay such interim dividends as they may determine including at a stated future time, subject to revocation up to the time fixed for payment but giving rise to a debt at that time;

(b)	determine that a dividend is payable at a stated future time, also subject to revocation up to the time fixed for payment but giving rise to a debt at that time; or

(c)

declare a dividend payable at a stated future time giving rise to a debt when the dividend is declared, or if the dividend is declared subject to a condition precedent, when the condition precedent is satisfied.

82.	Permitted Dividends

No dividend shall be permitted except as may be determined by the Directors and which complies with section 254T of the Corporations Act, and the Listing Rules.

83.	No Interest

No dividend shall carry interest as against the Company.

84.	Reserves

The Directors may set aside out of the profits of the Company such amounts as they may determine as reserves, to be applied at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

85.	Alternative Method of Payment of Dividend

85.1	In relation to any permitted dividend, the Directors may:

(a)

direct payment of the dividend to be made wholly or in part by the distribution of specific assets or documents of title (including, without limitation, paid-up Shares, debentures or debenture stock of this or any other company, gold, gold or mint certificates or receipts and like documents) or in any one or more of such ways, and where any difficulty arises with regard to the distribution the Directors may settle it as they think expedient and in particular may issue fractional certificates and may fix the value for distribution of such specific assets or any part of such assets and may determine that cash or other payments shall be made to any Shareholders upon the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the Directors; or

(b)

subject to the Listing Rules, direct that such dividend be payable to particular Shareholders wholly or partly out of any particular fund or reserve or from or as derived from any particular source and to the remaining Shareholders wholly or partly out of any other particular fund or reserve or out of or as derived from any other particular source and may so direct notwithstanding that by so doing the dividend will form part of the assessable income for taxation purposes of some Shareholders and will not form part of the assessable income of others.

85.2	If the Company is required to distribute to its Shareholders, by way of dividend, shares, options or other securities in another Corporation:

(a)	the Shareholders will be deemed to have agreed to become members of that Corporation; and

(b)

each of the Shareholders appoints the Company or any of the Directors as their agent to execute any transfer or other document required to effect the distribution of shares, options or other securities to the Shareholders.

86.	Payment of Dividends

All dividends shall be dispatched simultaneously to the Shareholders entitled to the dividend. Any one or two or more joint holders may give effectual receipts for any dividends, interest, or any other payment in respect of the Shares held by them as joint holders.

87.	Unclaimed Dividends

All dividends declared but unclaimed may be invested or otherwise made use of by the Directors as they think fit for the benefit of the Company until claimed or until required to be dealt with in accordance with any law relating to unclaimed moneys.

88.	Breach of Restriction Agreement

In the event of a breach of the Listing Rules relating to Restricted Securities or of any escrow agreement entered into by the Company under the Listing Rules in relation to any Shares which are classified under the Listing Rules or by ASX as Restricted Securities, the Shareholder holding the Shares in question shall cease to be entitled to any dividends or distribution in respect of those Shares for so long as the breach subsists.

89.	Election to reinvest dividend

The Directors may:

(a)	establish a plan under which Members or any class of Members may elect to reinvest cash dividends paid by the Company by subscribing for Shares;

(b)	vary, suspend or terminate the arrangements established under clause 89(a).

90.	Capitalisation of profits

90.1	The Directors may resolve to capitalise profits.

90.2	If the capitalisation is to be accompanied by the issue of Shares or debentures, the Directors may apply the sum capitalised:

(a)	in the proportions in which the Members would be entitled if the sum was distributed by way of dividend; or

(b)	in connection with an employee share scheme adopted by the Company, by applying the sum in paying up in part or full unissued Shares and issuing them in accordance with the rules of that scheme.

90.3	For the purposes of this clause 92, ‘employee share scheme’ has the same meaning as in section 9 of the Corporations Act.

90.4

To the extent necessary to adjust the rights of the Members among themselves where clause 92.2(a) applies or is intended to apply, the Directors may adopt a rounding policy or make cash payments in cases where Shares or debentures become issuable in fractions.

NOTICES

91.	Service of notices

91.1	Notice may be given by the Company to any person who is entitled to notice under this Constitution by:

(a)	serving it on the person;

(b)

sending it by post, facsimile transmission or electronic notification to the person at the person’s address shown in the Register or the address supplied by the person to the Company for sending notices to the person; or

(c)

(except in the case of a notice of meeting of Members which is required to be given individually to each Member entitled to vote at the meeting and to each Director), advertising in one or more of the newspapers published in both the cities of Melbourne and Sydney as determined by the Directors, if in the opinion of the Directors extreme or unusual circumstances make it appropriate to do so.

91.2	A notice sent by post is taken to be served:

(a)	by properly addressing, prepaying and posting a letter containing the notice; and

(b)	three days after the day on which it was posted.

91.3	A notice sent by facsimile transmission or electronic notification is taken to be served:

(a)	by properly addressing the facsimile transmission or electronic notification and transmitting it; and

(b)	on the day of its transmission except if transmitted after 5.00pm in which case is taken to be served on the next day.

91.4	A notice given by advertisement is taken to be served on the date on which the advertisement first appears in a newspaper.

91.5	A notice may be served by the Company on joint holders under clause 93.1(a) or (b) by giving the notice to the joint holder whose name appears first in the Register.

91.6

Every person who is entitled to a Share by operation of law and who is not registered as the holder of the Share is taken to receive any notice served in accordance with this clause by advertisement or on the person from whom it derives title.

91.7	A Share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:

(a)

in the case of a Member who does not have a Registered Address in Australia, by airmail post, by facsimile transmission, electronic notification or in another way that ensures that it will be received quickly, as appropriate; and

(b)	in any other case by ordinary post.

91.8	A Member whose Registered Address is not in Australia may specify in writing an address in Australia as the Member’s Registered Address within the meaning of this clause.

91.9

A certificate in writing signed by a Director, Secretary or other officer of the Company, or by any person that the Company has engaged to maintain the Register, that a document or its envelope or wrapper was addressed and stamped and was posted is conclusive evidence of posting.

91.10	Subject to the Corporations Act the signature to a written notice given by the Company may be written or printed.

91.11	All notices sent by post outside Australia must be sent by prepaid airmail post.

92.	Persons entitled to notice

92.1	Notice of every general meeting must be given to:

(a)	every Member;

(b)	every Director and Alternate Director;

(c)	the Exchange; and

(d)	the Auditor.

92.2	No other person is entitled to receive notice of a general meeting.

AUDIT AND FINANCIAL RECORDS

93.	Company to keep financial records

93.1	The Directors must cause the Company to keep written financial records and to prepare financial documents and reports in accordance with the requirements of the Corporations Act and the Listing Rules.

93.2	The Directors must cause the financial records and financial documents of the Company to be audited in accordance with the requirements of the Corporations Act and the Listing Rules.

WINDING UP

94.	Winding up

94.1	Nothing in this clause prejudices the rights of the holders of Shares issued on special terms and conditions.

94.2	If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:

(a)	divide among the Members in kind all or any of the Company’s assets; and

(b)	for that purpose, determine how he or she will carry out the division between the different classes of Members,

but may not require a Member to accept any Shares or other securities in respect of which there is any liability.

94.3

The liquidator may, with the sanction of a special resolution of the Company, vest all or any of the Company’s assets in a trustee on trusts determined by the liquidator for the benefit of the contributories.

INDEMNITY

95.	Indemnity

95.1

To the extent permitted by law and that the officer is not indemnified by directors’ and officers’ liability insurance maintained by the Company, the Company indemnifies every person who is or has been an officer of the Company against any liability incurred by that person:

(a)	as such an officer of the Company; and

(b)	to a person other than the Company or a related body corporate of the Company,

unless the liability arises out of conduct on the part of the officer which:

(c)	involves a lack of good faith; or

(d)	is contrary to the Company’s express instructions.

95.2

To the extent permitted by law and that the officer is not indemnified by directors’ and officers’ liability insurance maintained by the Company, the Company indemnifies every officer of the Company against any liability for costs and expenses incurred by the person in his or her capacity as officer of the Company:

(a)	in defending any proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

(b)	in connection with an application, in relation to such proceedings, in which the Court grants relief to the person under the Corporations Act.

95.3	For the purposes of this clause, ‘officer’ includes:

(a)	a Director and a Secretary;

(b)	an executive officer of the Company as defined by the Corporations Act; and

(c)	full-time employees of the Company as determined by the Directors. LISTING RULES AND ASTC SETTLEMENT RULES

96.	Listing Rules

If the Company is admitted to the Official List of ASX, the following clauses apply:

(a)	Notwithstanding anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act shall not be done.

(b)	Nothing contained in this Constitution prevents an act being done that the Listing Rules require to be done.

(c)	If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)	If the Listing Rules require this Constitution to contain a provision and it does not contain such a provision, this Constitution is deemed to contain that provision.

(e)	If the Listing Rules require this Constitution not to contain a provision and it contains such a provision, this Constitution is deemed not to contain that provision.

(f)	If any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

97.	ASTC Settlement Rules

Where the securities of the Company are CHESS approved securities, the Company shall comply with the ASTC Settlement Rules.

INADVERTENT OMISSIONS

98.	Formalities Omitted

If some formality required by this Constitution is inadvertently omitted or is not carried out the omission does not invalidate any resolution, act, matter or thing which but for the omission would have been valid unless it is proved to the satisfaction of the directors that the omission has directly prejudiced any Shareholder financially. The decision of the directors is final and binding on all Shareholders.